Registration No. 333-110719
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             TRIARC COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                       38-0471180
     (STATE OR OTHER                                 (I.R.S. EMPLOYER
     JURISDICTION OF                               IDENTIFICATION NUMBER)
     INCORPORATION OR
     ORGANIZATION)

                                 280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 451-3000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 BRIAN L. SCHORR
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             TRIARC COMPANIES, INC.
                                 280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 451-3000
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                                     NUMBER
             INCLUDING AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE)

                           --------------------------

                                   COPIES TO:

                                PAUL D. GINSBERG
                                RAPHAEL M. RUSSO
                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                           1285 AVENUE OF THE AMERICAS
                             NEW YORK, NY 10019-6064
                                 (212) 373-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: This post-effective amendment deregisters the registrant's 5% convertible notes due 2023 and those shares of Class A common stock and Class B common stock, series 1 that are issuable upon conversion of such notes.

     If the only securities being registered on this form are being offered pursuant to dividend reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           --------------------------

THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

                            DEREGISTRATION OF SHARES


     On May 19, 2003, Triarc Companies, Inc. issued and sold $175,000,000 aggregate principal amount of its 5% convertible notes due 2023 in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended. On June 19, 2003, Triarc filed a registration statement on Form S-3 (Registration No. 333-106273) for the purpose of registering the resale of the convertible notes and the 4,375,000 shares of Class A common stock issuable by Triarc upon conversion of such notes, which registration statement was thereafter declared effective by the Securities and Exchange Commission. As a result of the declaration of a special dividend paid in the form of shares of Class B common stock, series 1, the notes became convertible into shares of Class A common stock and Class B common stock, series 1. As a result, Triarc filed a registration statement on Form S-3 (Registration No. 333-110719) for the purpose of registering the resale of the convertible notes and the 4,375,000 shares of Class A common stock and 8,750,000 shares of Class B common stock, series 1 issuable by Triarc upon conversion of such notes, which registration statement was thereafter declared effective by the Securities and Exchange Commission.

     Pursuant to the terms of the registration rights agreement that required Triarc to file a registration statement with respect to the convertible notes and the underlying shares of common stock, Triarc is no longer required to keep the registration statement effective. As a result, this Post-Effective Amendment No. 1 to the registration statement is being filed to deregister, as of the date hereof, any and all unsold convertible notes, up to and including the $175,000,000 aggregate principal amount initially registered, and all 4,375,000 shares of Class A common stock and 8,750,000 shares of Class B common stock, Series 1 initially registered. A similar post-effective amendment is being filed with respect to registration statement no. 333-106723.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 23, 2006.

                                       TRIARC COMPANIES, INC.
                                       (Registrant)



                                       By: /s/ Nelson Peltz
                                           ------------------------------------
                                           Nelson Peltz
                                           Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below on January 23, 2006 by the following persons in the capacities indicated.

         SIGNATURE                                      TITLES
         ---------                                      ------


   /s/ Nelson Peltz                     Chairman and Chief Executive Officer
-----------------------------           and Director
Nelson Peltz                            (Principal Executive Officer)


   /s/ Peter W. May                     President and Chief Operating Officer
-----------------------------           and Director
Peter W. May                            (Principal Operating Officer)


         *                              Executive Vice President and Chief
-----------------------------           Financial Officer
Francis T. McCarron                     (Principal Financial Officer)


         *                              Senior Vice President and Chief
-----------------------------           Accounting Officer
Fred H. Schaefer                        (Principal Accounting Officer)


         *                              Director
-----------------------------
Hugh L. Carey


         *                              Director
-----------------------------
Clive Chajet


  /s/ Edward P. Garden                  Vice Chairman and Director
-----------------------------
Edward P. Garden

         *                              Director
-----------------------------
Joseph A. Levato


   /s/ Gregory H. Sachs                 Director
-----------------------------
Gregory H. Sachs


         *                              Director
-----------------------------
David E. Schwab II


         *                             Director
-----------------------------
Raymond S. Troubh


         *                             Director
-----------------------------
Gerald Tsai, Jr.


 /s/ Russell V. Umphenour Jr.          Director
-----------------------------
Russell V. Umphenour Jr.


 /s/ Jack G. Wasserman                 Director
-----------------------------
Jack G. Wasserman




*  By:   /s/ Nelson Peltz
         -----------------------------
         Nelson Peltz
         Attorney-in-fact